Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”), dated as of the Execution Date, by and between Formation Minerals, Inc., a Nevada corporation (the “Company”), and Alumni Capital LP, a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to $1,000,000 of shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”); and

WHEREAS, such sales of Common Stock by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances and sales of Common Stock by the Company to the Investor to be made hereunder.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” shall mean, with respect to a Party, any individual, a corporation or any other legal entity, directly or indirectly, controlling, controlled by or under common control with such Party. For purpose of this definition, the term “control,” as used with respect to any corporation or other entity, means (a) direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such corporation or other entity or (b) the power to direct or cause the direction of the management or policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the preamble hereof.

“Bankruptcy Law” shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 8.2(f).

“Bloomberg” shall mean Bloomberg, L.P.

“Brokerage Account of Investor” shall mean the brokerage account (and related information) provided by the Investor for the delivery of the shares of Common Stock issued pursuant to this Agreement.

“Business Day” shall mean a day on which the Principal Market shall be open for business.

“Common Stock” shall have the meaning set forth in the Recitals.

“Clearing Costs” shall mean all of the Investor’s broker and Transfer Agent costs with respect to the deposit of the Purchase Notice Securities.

“Closing” shall mean any one of the closings of a purchase and sale of Purchase Notice Securities pursuant to Section 2.3(c).

“Closing Date” shall mean the date on which a Closing occurs, which shall occur no later than five (5) Business Days after delivery of a Purchase Notice and the corresponding Purchase Notice Securities.

“Commitment Amount” shall mean $1,000,000.

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) December 31, 2025, or (ii) the date on which the Investor shall have purchased Purchase Notice Securities pursuant to this Agreement for an aggregate purchase price of the Commitment Amount.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Current Report” has the meaning set forth in Section 6.2.

“Custodian” shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Damages” shall mean any loss, claim, damage, liability, cost, and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Dispute Submission Deadline” shall have the meaning set forth in Section 10.16(a).

“DRS” shall mean the DTC’s Direct Registration System.

“DRS Eligible” shall mean that (a) the Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including, without limitation, transfer through DTC’s DRS system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Purchase Notice Securities and Warrant Shares are otherwise eligible for delivery via DRS, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Purchase Notice Securities and Warrant Shares, as applicable, via DRS.

“DRS Shares” shall mean Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale, and (iii) timely credited by the Company to the Investor’s or its designee’s specified DRS account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” shall mean that (a) the Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Purchase Notice Securities and Warrant Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Purchase Notice Securities and Warrant Shares, as applicable, via DWAC.

“DWAC Shares” shall mean Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale, and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 8.2(g).

“Execution Date” shall mean the date of the last signature of this Agreement, having been signed by the Company and the Investor.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Future SEC Documents” shall have the meaning set forth in Section 8.2(k).

“Floor Price” means $0.001, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the “Floor Price” shall mean the lower of (i) such adjusted price and (ii) $0.01.

“Indemnified Party” shall have the meaning set forth in Section 7.4.

“Indemnifying Party” shall have the meaning set forth in Section 7.4.

“Initial Registration Statement” shall have the meaning set forth in Section 7.1.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” shall mean a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“New Registration Statement” shall have the meaning set forth in Section 7.1.

“Party” shall mean a party to this Agreement.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean any of the national securities exchanges (i.e. NYSE, NYSE American, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

“Purchase Notice Amount” shall mean the product of the number of Purchase Notice Securities referenced in the Purchase Notice multiplied by the applicable Purchase Price in accordance with Section 2.1.

“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A hereto, to the Investor setting forth the Purchase Notice Securities which the Company requires the Investor to purchase pursuant to the terms of this Agreement, not to exceed thirty five million (35,000,000) shares of Common Stock if the VWAP of the Common Stock for the five (5) Business Days prior to a Purchase Notice is less than $0.01.

“Purchase Notice Date” shall have the meaning specified in Section 2.3(a).

“Purchase Notice Limitation” shall mean an amount equal to $250,000, which amount may be waived up to $1,000,000 upon mutual agreement between the Investor and the Company.

“Purchase Notice Securities” shall mean all Common Stock that the Company shall be entitled to issue as set forth in all Purchase Notices in accordance with the terms and conditions of this Agreement.

“Purchase Price” shall mean the lowest traded price of the Common Stock on the Principal Market during the five (5) Business Days prior to the Closing Date with respect to a Purchase Notice, as reported by Bloomberg, multiplied by seventy five percent (75%).

“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA, and any fees of the securities exchange or automated quotation system on which the Shares are then listed or quoted), printing expenses, escrow fees, fees and disbursements of counsel for the Company, counsel for the Investor, blue sky fees and expenses (including reasonable fees and disbursements of counsel for the Investor in connection with blue sky compliance), and any fees and disbursements of accountants retained by the Company incident to or required by any such registration.

“Registration Statement” shall have the meaning specified in Section 7.1.

“Registrable Securities” shall mean (i) the Purchase Notice Securities, (ii) the Warrant Shares, and (iii) any other equity security of the Company issued or issuable with respect to any such Securities by way of a stock dividend or stock split or in connection with a combination of shares, capitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (1) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of, or exchanged in accordance with such registration statement; (2) such securities shall have ceased to be outstanding; (3) such securities have been sold pursuant to Rule 144 promulgated under the Securities Act; or (4) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“Required Dispute Documentation” shall have the meaning set forth in Section 10.16(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities” shall mean the Purchase Notice Securities, the Warrants and any other securities to be issued to the Investor pursuant to the terms of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Equivalents” shall mean any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Subsidiary” shall mean any Person that the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Transaction Documents” shall mean this Agreement, the Warrant and all exhibits hereto and thereto.

“Transfer Agent” shall mean the current transfer agent of the Company, and any successor transfer agent of the Company.

“VWAP” shall mean, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as determined by the Investor or, if the foregoing does not apply, the dollar volume-weighted average price of such security in any principal quotation system operated by OTC Markets Group Inc. or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as determined by the Investor, or, if no dollar volume-weighted average price is reported, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10.16. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization, or other similar transaction during such period.

ARTICLE II
PURCHASE AND SALE OF SECURITIES

Section 2.1 Purchase Notices. Subject to the conditions set forth herein, at any time during the Commitment Period, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time, to purchase, and the Investor shall have the obligation to purchase from the Company, the number of Purchase Notice Securities set forth on the Purchase Notice at the Purchase Price, provided that (i) the amount of Purchase Notice Securities shall not exceed the Purchase Notice Limitation or the Beneficial Ownership Limitation set forth in Section 8.2(f), (ii) the Company may not deliver a Purchase Notice if the VWAP of the Common Stock during the 5 Business Days immediately preceding the Purchase Notice Date is less than the Floor Price unless waived upon mutual agreement between Investor and Company, and (iii) the Company may not deliver a subsequent Purchase Notice until the successful Closing of an active Purchase Notice, except if waived by the Investor in writing.

Section 2.2 Deliveries; Closing.

(a) Purchase Notice Delivery. In accordance with Section 2.1 and subject to the satisfaction of the conditions set forth in Section 8.2, the Company shall deliver the Purchase Notice Securities as DWAC Shares or DRS Shares to the Investor pursuant to Section 2.3(b) alongside the delivery of each Purchase Notice by email at the Investor’s email address set forth in Section 10.17 and by overnight courier at the Investor’s address set forth in Section 10.17. A Purchase Notice shall be deemed delivered on (i) the Business Day that both the Purchase Notice Securities are received and the Purchase Notice has been received by email by the Investor if both conditions are met on or prior to 8:00 a.m. New York time or (ii) the next Business Day if the conditions are met after 8:00 a.m. New York time on a Business Day or at any time on a day which is not a Business Day (the “Purchase Notice Date”).

(b) Delivery of Purchase Notice Securities. No later than 8:00 a.m. New York time on the Purchase Notice Date, the Company shall deliver the Purchase Notice Securities as DWAC Shares or DRS Shares to the Investor. Notwithstanding any other term of this Agreement, in the event that the Investor is unable to deposit any Purchase Notice Securities or other securities issued pursuant to this Agreement into the Brokerage Account of investor on the same day of receipt thereof, the related Purchase Notice and securities shall be void ab initio (a “Deposit Failure”). The Investor will promptly provide written notice to the Company of the Deposit Failure, and the Company will immediately take all necessary and required actions under applicable laws to rescind the issuance of such Securities and return any and all funds received by the Investor in consideration thereof, as it is expressly understood by the parties that unless the Investor is able to successfully deposit the Securities into the Brokerage Account of Investor the Company’s obligation to deliver the Securities on the Purchase Notice Date has not been satisfied.

(c)  Closing. The Investor shall pay to the Company the Purchase Notice Amount with respect to the applicable Purchase Notice as full payment for such Purchase Notice Securities purchased by the Investor under the applicable Purchase Notice via wire transfer of immediately available funds as set forth below on the Closing Date. The Company shall not issue any fraction of a share of Common Stock pursuant to any Purchase Notice. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole Share. All payments made under this Agreement shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount or issuance of Common Stock expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants the following to the Company:

Section 3.1 Intent. The Investor is entering into this Agreement and purchasing the Securities for its own account, and not as nominee or agent, for investment purposes and not with a view towards, or for a sale in connection with, a “distribution” (as such term is defined in the Securities Act), and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 No Legal Advices From The Company. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax, or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3 Accredited Investor. The Investor is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.4 Authority. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.5 Not An Affiliate. The Investor is not an officer, director, or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6 Organization and Standing. The Investor is an entity duly formed, validly existing, and in good standing under the laws of the State of Delaware with full right and limited partnership or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents.

Section 3.7 Absence of Conflicts. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8 Disclosure; Access to Information. The Investor has had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities including a total loss. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.9 Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.10 No Prior Short Selling. At no time prior to the Execution Date has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities or any other Company’s securities.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, the Company represents and warrants the following to the Investor, as of the Execution Date and as of the date of each Closing:

Section 4.1 Organization of the Company. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has Subsidiaries as disclosed in the SEC Documents.

Section 4.2 Authority. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3 Capitalization. As of the Execution Date, the Company is authorized to issue 1,850,000,000 of shares of Common Stock, of which 99,112,508 shares are issued and outstanding. The Company has not issued any securities since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of securities to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents and this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any securities, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional securities or Share Equivalents. The issuance and sale of the Securities will not obligate the Company to issue other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements, or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Section 4.4 Listing and Maintenance Requirements. The Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market on which the Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed in the SEC Documents, the Company is and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

Section 4.5 SEC Documents; Disclosure. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules, and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 4.6 Valid Issuances. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Assuming the accuracy of the representations of the Investor in Article III of this Agreement and subject to the filings described in Section 4.7 of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

Section 4.7 No Conflicts. The execution, delivery, and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Securities, the Warrant and Warrant Shares, do not and will not (a) result in a violation of the Company’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than (i) any SEC or state securities filings that may be required to be made by the Company in connection with the execution of this Agreement or the issuance of Securities pursuant hereto, or (ii) the filing of a Listing of Additional Shares Notification Form with the Principal Market, which, in each case, have been made or will be made in a timely manner); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.8 No Material Adverse Effect. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in the SEC Documents.

Section 4.9 Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no material actions, suits, investigations, SEC inquiries, FINRA inquiries, or similar proceedings (however any governmental agency may name them) pending or, to the actual knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, SEC inquiry, or FINRA inquiry, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award against the Company has been issued by or, to the actual knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the actual knowledge of the Company, there is no pending investigation by the SEC involving the Company or any current officer or director of the Company.

Section 4.10 Acknowledgment Regarding Investor’s Purchase of Securities. Based solely on the Investor’s representations and warranties, the Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an “affiliate” (as defined in Rule 144) of the Company. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Notice Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

Section 4.11 No General Solicitation. Neither the Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

Section 4.12 No Integrated Offering. None of the Company, its Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith.

Section 4.13 Placement Agent; Other Covered Persons. The Company has engaged Enclave Capital as its placement agent and a fee will be paid to Enclave at each closing.

Section 4.14 Registration Statement. At the time of the filing of the Registration Statement, New Registration Statement, or any amendment thereto, the Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact in the Registration Statement or New Registration Statement, as the case may be, or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there shall be no such untrue statement of material fact or omission in any effective registration statement filed or any post-effective amendment or prospectus which is a part of the foregoing.

Section 4.15 Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Shares and Warrant in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated by the SEC under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated by the SEC under the Securities Act, any person or entity listed in the first paragraph of Rule 506(d)(1).

Section 4.16 Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence

Section 4.17 Dilutive Effect. The Company is aware and acknowledges that issuance of the Shares could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Shares to be purchased by the Investor pursuant to a Purchase is, upon the Company’s delivery to the Investor of a Purchase Notice for a Purchase in accordance with this Agreement, absolute and unconditional following the delivery of such Purchase Notice to the Investor, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company

Section 4.18 OFAC. Neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, employee, agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries will knowingly, directly or indirectly, use the proceeds from the sale of Shares under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

ARTICLE V
COVENANTS OF INVESTOR

Section 5.1 Short Sales and Confidentiality. During the period from the Execution Date to the end of the Commitment Period, neither the Investor, nor any Affiliate of the Investor acting on its behalf or pursuant to any understanding with it, shall execute (i) any “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Securities or (ii) hedging transaction which establishes a net short position with respect to the Securities or any other Company’s securities. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notice of such number of Securities reasonably expected to be purchased under the Purchase Notice shall not be deemed a short sale. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

Section 5.2 Compliance with Law; Trading in Securities. The Investor’s trading activities with respect to the Securities shall be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of the Principal Market.

ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1 Listing of Shares. The Company shall use its commercially reasonable efforts to continue the listing or quotation and trading of the Securities on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

Section 6.2 Filing of Current Report. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

Section 6.3 Issuance of Warrant. In consideration for the Investor’s execution and delivery of, and performance under, this Agreement, the Company shall, on the Execution Date, issue and deliver to the Investor a warrant, valid for a term of five (5) years, entitling the Investor to purchase shares of Common Stock with a value equal to fifty percent (50%) of the Commitment Amount divided by the Exercise Price (as defined in the Warrant), which is based on a Company valuation of five million dollars ($5,000,000) in the from attached hereto as Exhibit B (the “Warrant”). The shares of Common Stock underlying the Warrant which the Warrant are exercisable for are referred to herein as “Warrant Shares.”

ARTICLE VII

REGISTRATION RIGHTS

Section 7.1 Registration.

(a)  The Company shall, not later than ten (10) days after the Execution Date, prepare and file with the SEC a registration statement, on Form S-1, and take all such other actions as are necessary to ensure that there is an effective registration statement containing a prospectus that remains current covering (and to qualify under required U.S. state securities laws, if any) the resales of all Registrable Securities by the Investor on a continuous basis pursuant to Rule 415 (the “Initial Registration Statement”). The Company shall use best efforts to cause the SEC to declare the Initial Registration Statement effective as soon as possible thereafter but in any event within 90 days after the Execution Date, and to remain effective and the prospectus contained therein current until the Investor ceases to hold Registrable Securities. The Initial Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Investor, and shall comply with the relevant provisions of the Securities Act and Exchange Act.

(b)  Notwithstanding the registration obligations set forth in Section 7.1(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Investor and use its commercially reasonable efforts to file amendments to the Initial Registration Statement or a new registration statement (a “New Registration Statement”) as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 7.1(a); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the Securities Act, the rules and regulations promulgated thereunder, publicly-available written or oral guidance of the SEC staff, and any comments, requirements, or requests of the SEC staff.

(c) If the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, in accordance with Section 7.1(b) above the foregoing, the Company will use its best efforts to file with the SEC, as promptly as possible, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the initial Registration Statement, as amended. The Initial Registration Statement, a New Registration Statement, and any other registration statements pursuant to which the Company seeks to register for resale any Registrable Securities shall each be referred to herein as a “Registration Statement” and collectively as the “Registration Statements.”

(d) In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without consulting the Investor and receiving the written consent of the Investor, prior to filing such Registration Statement with the SEC.

Section 7.2 Expenses of Registration. All Registration Expenses incurred in connection with registration pursuant to this Article VII shall be borne by the Company.

Section 7.3 Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to this Article VII, the Company will keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will do the following:

(a)  Prepare each Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing such Registration Statement, any prospectus or any amendments or supplements thereto, furnish to the Investor copies of all documents prepared to be filed, which documents shall be subject to the review of the Investor and its counsel;

(b) As soon as reasonably practicable, file with the SEC the Registration Statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement(s) to become effective under the Securities Act as soon as practicable;

(c) Prepare and file with the SEC such amendments, post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be requested by the Investor or as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(d) Notify the Investor, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, prospectus or for additional information (whether before or after the effective date of the Registration Statement), (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (iv) of the receipt by the Company of any notification with respect to the suspension of any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Investor (or its counsel) from time to time may reasonably request;

(f) Register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify or when it is not then otherwise subject to service of process;

(g) Notify each seller of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and following such notification promptly prepare and file a post-effective amendment to such Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference, and file any other required document that would be incorporated by reference into such Registration Statement and prospectus, so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a Registration Statement, use best efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Investor a written notice of such amendment or supplement, and, upon receipt of such notice, the Investor agrees not to sell any Registrable Securities pursuant to such Registration Statement until the Investor’s receipt of copies of the supplemented or amended prospectus or until it receives further written notice from the Company that such sales may re-commence;

(h)  Use its best efforts to prevent, or obtain the withdrawal of, any order suspending the effectiveness of any Registration Statement (and promptly notify in writing the Investor covered by such Registration Statement of the withdrawal of any such order);

(i)  Provide a transfer agent or warrant agent, as applicable, and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j)  If requested, cooperate with the Investor to facilitate the timely preparation and delivery of certificates or establishment of book entry notations representing Registrable Securities to be sold and not bearing any restrictive legends, including without limitation, procuring and delivering any opinions of counsel, certificates, or agreements as may be necessary to cause such Registrable Securities to be so delivered;

(k) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(l) Promptly identify to the Investor any underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, make available for inspection by the Investor all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;

(m) Reasonably cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, assisting with the preparation of any Registration Statement or amendment thereto with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential stockholders;

(n) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(o) Reasonably cooperate with the Investor and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, and use its best efforts to make or cause to be made any filings required to be made by an issuer with FINRA in connection with the filing of any Registration Statement;

(p) If requested by the Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Investor;

(q) Take all reasonable action to ensure that any “free writing prospectus” (as defined in the Securities Act) utilized in connection with any registration covered by Article VII complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(r) Take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

Section 7.4 Indemnification.

(a)  To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and each stockholder, member, limited or general partner thereof, each stockholder, member, limited or general partner of each such stockholder, member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, employees, lawyers, advisors, and agents and each person who controls (within the meaning of Section 15 of the Securities Act) such persons and each of their respective representatives, and each underwriter, if any, and each person or entity who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, judgments, suits, costs, penalties, losses, Damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any of the following: (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement; (ii) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, (iii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws, or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse the Investor, and each stockholder, member, limited or general partner thereof, each stockholder, member, limited or general partner of each such stockholder, member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, employees, lawyers, advisors, and agents and each person who controls such persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, judgment, suit, penalty, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, judgment, suit, penalty loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investor, any of the Investor’s Representatives, any person or entity controlling the Investor, such underwriter or any person or entity who controls any such underwriter, and stated to be specifically for use therein; provided, further, that, the indemnity agreement contained in this Section 7.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor or any indemnified party and shall survive the transfer of such securities by the Investor.

(b)  To the extent permitted by law, the Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, judgments, penalties losses, damages and liabilities (or actions in respect thereof) arising out of or based on any of the following: (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Investor contained in this Agreement; (ii) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance made in reliance upon and in conformity with information furnished in writing by or on behalf of the Investor expressly for use in connection with such registration, (iii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case made in reliance upon and in conformity with information furnished in writing by or on behalf of the Investor expressly for use in connection with such registration, or (iv) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws, or any rule or regulation thereunder applicable to the Investor and relating to action or inaction required of the Investor in connection with any offering covered by such registration, qualification, or compliance, and will reimburse the Company and the Investor, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the obligations of the Investor hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 7.4 exceed the aggregate Purchase Price paid by the Investor under this Agreement, except in the case of gross negligence, fraud or willful misconduct by the Investor.

(c)  Each party entitled to indemnification under this Section 7.4 (the “Indemnified Party”) shall (i) give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (provided, that any delay or failure to so notify the indemnifying party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure), and (ii) permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense unless (w) the Indemnifying Party has agreed in writing to pay such fees or expenses, (x) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party hereunder and employ counsel reasonably satisfactory to the Indemnified Party, (y) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, or (z) in the reasonable judgment of any such person (based upon advice of its counsel) a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)  If the indemnification provided for in this Section 7.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Investor will not be required under this Section 7.4(d) to contribute any amount in excess of the aggregate Purchase Price paid by the Investor under this Agreement, except in the case of fraud or willful misconduct by the Investor. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and the Investor under this Section 7.4 shall survive the completion of any offering of Registrable Securities in a registration under this Section 7.4 and otherwise shall survive the termination of this Agreement until the expiration of the applicable period of the statute of limitations.

Section 7.5  Information by the Investor. The Investor shall furnish to the Company such information regarding the Investor and the distribution proposed by the Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article VII.

Section 7.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to do the following:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act;

(b)  File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as the Investor owns any Registrable Securities, furnish to the Investor forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor to sell any such securities without registration. The Company further covenants that it shall take such further action as the Investor may reasonably request to enable the Investor to sell from time to time Securities held by the Investor without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions.

Section 7.7 No Inconsistent Agreements. The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Investor or otherwise conflict with the provisions hereof. Unless the Company receives the consent of the Investor, the Company shall not file any other registration statements (other than registration statements on Form S-4 or Form S-8 or any successor forms thereto) until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the SEC.

ARTICLE VIII
CONDITIONS TO DELIVERY OF
PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section 8.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Purchase Notice Securities. The obligation of the Company hereunder to issue and sell the Purchase Notice Securities to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the Execution Date and as of the date of each Closing as though made at each such time.

(b) Performance by the Investor. The Investor shall have performed, satisfied, and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by the Investor at or prior to each Closing.

(c) Principal Market Regulation. The Company shall have no obligation to issue any Purchase Notice Securities, and the Investor shall have no right to receive any Purchase Notice Securities, if the issuance of such Purchase Notice Securities would exceed the aggregate number of Securities which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market.

Section 8.2 Conditions Precedent to the Obligation of the Investor to Purchase the Purchase Notice Securities. The obligation of the Investor hereunder to purchase the Purchase Notice Securities is subject to the satisfaction of each of the following conditions:

(a) Effective Registration Statement. The Registration Statement, and any amendment or supplement thereto, shall have been declared effective and shall remain effective for the resale of the Registrable Securities at all times until the Closing with respect to the subject Purchase Notice, the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement, the Prospectus, or the Prospectus Supplement shall exist. The Investor shall not have received any notice from the Company that the Prospectus, Prospectus Supplement, and/or any prospectus supplement or amendment thereto fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act.

(b) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the Execution Date and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to such Closing.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) No Suspension of Trading in or Delisting of Shares. The trading of the Securities shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Securities shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Principal Market. In the event of a suspension, delisting, or halting for any reason, of the trading of the Securities, as contemplated by this Section 8.2(e), the Investor shall have the right to return to the Company any amount of Purchase Notice Securities associated with such Purchase Notice, and the Commitment Amount with respect to such Purchase Notice shall be refunded accordingly.

(f) Beneficial Ownership Limitation. The number of Purchase Notice Securities then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other Securities then owned by the Investor beneficially owned (as such term is defined under the Exchange Act) by the Investor, would result in the Investor beneficially owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 8.2(f), if the amount of Securities outstanding is greater or lesser on a Closing Date than on the date on which the Purchase Notice associated with such Closing Date is given, the amount of Securities outstanding on such date of issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Securities made pursuant to this Agreement, would beneficially own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date. If the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Beneficial Ownership Limitation, upon request of the Company, the Investor will provide the Company with evidence of the Investor’s then existing Securities beneficially owned. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Securities outstanding immediately prior to the issuance of Securities issuable pursuant to a Purchase Notice, provided that, the Investor may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one (61) days prior written notice to the Company. To the extent that the Beneficial Ownership Limitation would be exceeded in connection with a Closing, the number of Securities issuable to the Investor shall be reduced so it does not exceed the Beneficial Ownership Limitation.

(g) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or the Prospectus or Prospectus Supplement failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(h) No Violation of Stockholder Approval Requirement. The issuance of the Securities shall not violate the stockholder approval requirements of the Principal Market.

(i) DWAC Eligible. The Securities must be DWAC Eligible and not subject to a “DTC chill.”

(j) SEC Documents. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act after the Execution Date (the “Future SEC Documents”) (1) shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act, and (2) as of their respective dates, such Future SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such Future SEC Documents, and none of such Future SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IX
LEGENDS

Section 9.1 No Restrictive Legend. No restrictive stock legend shall be placed on the share certificates representing the Purchase Notice Securities.

Section 9.2 Investor’s Compliance. Nothing in this Article IX shall affect in any way the Investor’s obligations hereunder to comply with all applicable securities laws upon the sale of the Securities.

ARTICLE X
MISCELLANEOUS

Section 10.1 Force Majeure. No Party shall be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including but not limited to acts of God, epidemic or pandemic, natural disaster, labor disturbances, terrorist attack, riots, or wars, and any action taken, or restrictions or limitations imposed, by government or public authorities.

Section 10.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

Section 10.3 Assignment. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither any of the Transaction Documents nor any rights of the Investor or the Company hereunder may be assigned by either Party to any other Person.

Section 10.4 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated in Section 7.4.

Section 10.5 Termination. This Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period, or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

Section 10.6 Entire Agreement. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 10.7 Fees and Expenses. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incidental to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Notwithstanding the foregoing, the Parties agree that the amount of fifteen thousand dollars ($15,000), representing legal fees of the Investor for this Agreement and the transactions related hereto, shall be deducted from the applicable Purchase Price to be paid by the Investor to the Company for the Purchase Notice Securities, pursuant to the first Purchase Notice delivered pursuant to this Agreement.

Section 10.8 Clearing Costs. The Company shall pay the Clearing Costs associated with each Closing, and any Transfer Agent fees (including any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied on the Company in connection with the delivery of any Securities to the Investor.

Section 10.9 Counterparts and Execution. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the Parties, all of which together will constitute one instrument, will be deemed to be an original, and will be enforceable against the Parties. The Transaction Documents may be delivered to the other Party hereto by email of a copy of the Transaction Documents bearing the signature of the Party so delivering the Transaction Documents. The Parties agree that this Agreement shall be considered signed when the signature of a Party is delivered by .PDF, DocuSign or other generally accepted electronic signature. Such .PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature. The signatories to this Agreement each represent and warrant that they are duly authorized by the Parties with the power and authority to bind the Parties to the terms and conditions thereof.

Section 10.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any Party.

Section 10.11 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.12 Agreement Not to be Construed Against Drafter. The Parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment. The Parties agree with each and every provision contained in this Agreement and agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

Section 10.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14 Amendments; Waivers. No provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.15 Publicity. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no Party shall issue any such press release or otherwise make any such public statement, other than as required by law or for legal compliance, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing Party shall provide the other Party with prior notice of such public statement. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 10.16 Dispute Resolution.

(a)  Average Daily Trading Volume, Purchase Notice Limit, or VWAP.

(i) In the case of a dispute relating to the Average Daily Trading Volume, Purchase Notice Limitation, or VWAP (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Investor (as the case may be) shall submit the dispute to the other Party via facsimile or electronic mail within five (5) Business Days after the Party learned of the circumstances giving rise to such dispute. If the Investor and the Company are unable to promptly resolve such dispute relating to such Average Daily Trading Volume, Purchase Notice Limitation, or VWAP (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Investor (as the case may be) of such dispute to the Company or the Investor (as the case may be), then the Company and the Investor may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute. If the Parties cannot agree upon such an investment bank within ten (10) Business Days of the date of the initial notice, the Parties shall submit the dispute to arbitration pursuant to Section 10.16(b).

(ii) The Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the above and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the Party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Investor or otherwise requested by such investment bank, neither the Company nor the Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the losing Party, and such investment bank’s resolution of such dispute shall be final and binding upon all Parties. The terms of this Agreement, each other applicable Transaction Document, and the Required Dispute Documentation shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents.

(iv) Both the Company and the Investor expressly acknowledge and agree that (i) this Section 10.16(a) constitutes an agreement to arbitrate between the Company and the Investor (and constitutes an arbitration agreement) under § 5701, et seq. of the Delaware Code Title 10 with respect to the dispute described in Section 10.16(a)(i) and that both the Company and the Investor are authorized to apply for an order to compel arbitration pursuant to Delaware Code Title 10 § 5703 in order to compel compliance with this Section 10.16(a).

(b) Jurisdiction. Subject to Section 10.16(a), each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Agreement or any Transaction Document (including whether any such dispute is arbitrable), shall be submitted to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The Company and the Investor agree that all dispute resolution proceedings in accordance with this Section 10.16 may be conducted in a virtual setting.

Section 10.17 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid for next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF (with read receipt or a written confirmation of delivery or receipt), addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received).

The addresses for such communications shall be:

If to the Company:

P.O. Box 67

Jacksboro, Texas 76458

E-mail Address: scott@formationminerals.com

If to the Investor:

Address: 80 SW 8th Street, 20th Floor, Miami FL, 33131

Telephone: (917) 793-1173

E-mail: operations@alumnicapital.com

Either Party hereto may from time to time change its address or email for notices under this clause by giving prior written notice of such changed address to the other party hereto.

** Signature Page Follows **

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

FORMATION MINERALS, INC.

By:	/s/ Scott A. Cox
Name:	Scott A. Cox
Title:	Chief Executive Officer
Date:	January 14, 2025

With a copy to (which shall not constitute notice):

Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, New York 10020
Attention: David Danovitch, Esq.
E-mail Address: ddanovitch@sullivanlaw.com

ALUMNI CAPITAL LP

By:	ALUMNI CAPITAL GP LLC

By:	/s/ Ashkan Mapar
Name:	Ashkan Mapar
Title:	Manager
Date:	January 14, 2025

EXHIBIT A

FORM OF PURCHASE NOTICE

TO: ALUMNI CAPITAL LP

We refer to the Common Stock Purchase Agreement (the “Agreement”), dated as of January [●], 2025, entered into by and between Formation Minerals, Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby certify that, as of the date hereof, the conditions set forth in Article VIII of the Agreement are satisfied, and we hereby elect to exercise our right pursuant to the Agreement to require you to purchase ______ Purchase Notice Securities.

The Company acknowledges and agrees that the amount of Purchase Notice Securities shall not exceed the Purchase Notice Limitation applicable to such Purchase Notice or the Beneficial Ownership Limitation.

The Company’s wire instructions are as follows:

[Insert Wire Instructions]

Formation Minerals, Inc.

By:
Name:
Title:	Chief Executive Officer
Date:	January [●], 2025

EXHIBIT B

FORM OF WARRANT

See Exhibit 4.1 of the Current Report on Form 8-K filed on January 21, 2025